UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported)   August 12, 2005

Commission	Registrant, Address of Principal Executive	I.R.S. Employer	State of
File Number	Offices and Telephone Number	Identification Number	Incorporation

1-08788	SIERRA PACIFIC RESOURCES	88-0198358	Nevada
P.O. Box 10100
(6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011
None

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2.03 - Creation of a Direct Financial Obligation
8.01 Other Events
Signatures

2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On August 12, 2005, Sierra Pacific Resources (“SPR”), issued and sold $225,000,000 of its 6 3/4% Senior Notes due 2017 (the “Notes”). Part of the proceeds from this issuance were used to repurchase $141,076,400 of SPR’s 7.93% Senior Notes due 2007 (discussed further below). The remaining proceeds will be used to pay the premium associated with the conversion offer SPR is currently making for its unsecured 7 1/4% Convertible Notes due 2010 and for general corporate purposes, including increasing SPR’s liquidity. The Notes were issued to Qualified Institutional Buyers under Rule 144A of the Securities Act of 1933, as amended, with registration rights.
Optional Redemption
     SPR may redeem, at any time prior to August 15, 2008, up to 35% of the aggregate principal amount of the Notes with the cash proceeds of a public or private equity offering. The redemption price is 106.75% of the principal amount, plus accrued and unpaid interest. SPR may redeem all or part of the Notes on and after August 15, 2010 for a redemption price plus accrued and unpaid interest and liquidated damages, if any. The initial redemption price of 103.375% of the principal amount of the Notes being redeemed, decreases each following 12 month period until August 15, 2013 when the redemption price becomes 100% of the principal amount of the Notes being redeemed through the maturity of the Notes.
Restrictions on Dividends and Other Restricted Payments
     The Notes limit SPR’s ability to make certain payments (including dividends on common stock, payments on subordinated indebtedness, certain investments and other payments in respect of any equity interests of SPR); provided, however, that SPR may make such payments if:
•	there are no defaults or events of default with respect to the Notes,

•	the ratio of consolidated cash flow to fixed charges for SPR’s most recently ended four quarter period on a pro forma basis is at least 2.0 to 1, and

•	the total amount of such payments is less than:
•	the sum of 50% of SPR’s consolidated net income measured on a quarterly basis cumulative of all quarters from April 1, 2004, plus

•	100% of SPR’s aggregate net cash proceeds from contributions to its common equity capital or the issuance or sale of certain equity or convertible debt securities of SPR, plus

•	the lesser of cash return of capital or the initial amount of certain restricted investments, plus

•	the fair market value of SPR’s investment in certain subsidiaries.
     The terms of the Notes permit SPR to pay a dividend on common stock if its Board of Directors finds that the payment is justified based on SPR’s current financial results, its prospective financial and regulatory outlook, and its contractual and regulatory restrictions on the payment of dividends. Additionally, the Notes permit SPR to make payments in excess of the amounts described above in an aggregate amount not to exceed $100 million from the date of the issuance of the Notes.

Restriction on Additional Indebtedness
     The terms of the Notes restrict SPR and its restricted subsidiaries from incurring any additional indebtedness unless:
•	at the time the debt is incurred, the ratio of consolidated cash flow to fixed charges for SPR’s most recently ended four quarter period on a pro forma basis is at least 2.0 to 1, or

•	the debt incurred is specifically permitted under the terms of the Notes, which includes certain credit facility or letter of credit indebtedness, obligations incurred to finance property construction or improvement, indebtedness incurred to refinance existing indebtedness, certain intercompany indebtedness, hedging obligations, indebtedness incurred to support bid, performance or surety bonds, certain letters of credit issued to support SPR’s obligations with respect to energy suppliers, indebtedness incurred to finance capital expenditures pursuant to Nevada Power Company’s 2003 Integrated Resource Plan, as amended, or Sierra Pacific Power Company’s 2004 Integrated Resource Plan, as amended, and additional indebtedness not to exceed $200 million at any time outstanding.
Other Restrictions
     Among other things, the Notes also contain restrictions on liens (other than permitted liens, which include liens to secure certain permitted debt) and certain sale and leaseback transactions. There are also limitations on certain fundamental structural changes to SPR and limitations on the disposition of property. In the event of a change of control of SPR, the holders of the Notes are entitled to require that SPR repurchase their Notes for a cash payment equal to 100% of the aggregate principal amount plus accrued and unpaid interest.
Default/Acceleration Provisions
     The terms of the Notes provide that in the event that: (1) SPR or any of its restricted subsidiaries defaults with respect to the payment of principal, interest or premium beyond the applicable grace period under any mortgage, indenture or other security instrument relating to debt in excess of $25 million, or (2) a final, unstayed judgment in excess of $50 million is rendered against SPR or its subsidiaries and remains undischarged for 60 days, or (3) after certain events of bankruptcy or insolvency with respect to SPR or any of its significant subsidiaries, then the holders of the Notes have the right to require that SPR redeem their Notes, at a price equal to 100% of the aggregate principal amount plus accrued and unpaid interest, if any, upon notice given by at least 25% of the outstanding noteholders.
Suspension of Covenants
     If the Notes are upgraded to investment grade by both Moody’s Investors Service, Inc. and Standard & Poor’s Rating Group, Inc., certain restrictions, including the covenants related to restricted payments, the incurrence of indebtedness and issuance of preferred stock, dividend and other payment restrictions affecting restricted subsidiaries, the designation of restricted and unrestricted subsidiaries, transactions with affiliates and restrictions on business activities, will be suspended and will no longer be in effect so long as the Notes remain investment grade.

8.01 Other Events
     On August 15, 2005, SPR used the proceeds from the issuance of the Notes to purchase and cancel $141,076,400 aggregate principal amount of its 7.93% Senior Notes due 2007 (the “Cancelled Notes”). The Cancelled Notes were originally issued on November 16, 2001 in connection with SPR’s Premium Income Equity Securities (“PIES”) and were purchased by SPR in a scheduled remarketing. The proceeds from the remarketing of the Cancelled Notes were used to purchase treasury securities and to pay the fees associated with the remarketing. The treasury securities will serve as collateral to secure holders’ obligations under the forward purchase contracts component of the PIES. The proceeds of the treasury securities upon or after maturity will be used to fulfill PIES holders’ obligations under the related forward purchase contracts on November 15, 2005 and to pay the aggregate amount of remaining interest payments to the holders of the Corporate PIES through November 15, 2005.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: August 18, 2005	By:	/s/ John E. Brown
John E. Brown
Controller